EXECUTION VERSION

3,870,968 Shares of Common Stock
PREFERRED APARTMENT COMMUNITIES, INC.
(a Maryland corporation)
UNDERWRITING AGREEMENT
November 12, 2013
Wunderlich Securities, Inc.
As Representative of the several
Underwriters set forth in Schedule A hereto
2200 Clarendon Boulevard
Arlington, VA 22201
Ladies and Gentlemen:
Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”), agrees with Wunderlich Securities, Inc. (“Wunderlich”), as representative (the “Representative”) of the several underwriters set forth on Schedule A hereto (the “Underwriters”), to issue and sell to the several Underwriters 3,870,968 shares (the “Firm Securities”) of its common stock, par value $0.01 per share (the “Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 580,645 additional shares of its Securities (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively referred to as the “Offered Securities.”

1.	Representations and Warranties of the Company.
(a)    The Company hereby represents and warrants to the several Underwriters as of the date hereof that:
(i)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-188677), including a related prospectus, covering the public offering and sale of up to $200,000,000 of its common stock, preferred stock, debt securities, depositary shares, warrants and units from time to time pursuant to Rule 415 under the Securities Act Regulations (as defined below), which registration statement was declared effective by the Commission on July 19, 2013. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:
“430B Information” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430B(e) or retroactively deemed to be part of such registration statement pursuant to Rule 430B(f).
“430C Information” with respect to any registration statement, means information included in a prospectus then deemed to be part of such registration statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 8:00 a.m. (Eastern time) on the date of this Agreement.
“Closing Date” has the meaning defined in Section 2 hereof.
“Commission” means the Securities and Exchange Commission.
“Effective Time” means the date and time as of which such Registration Statement was declared effective by the Commission.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Act Regulations” means the regulations promulgated under the Exchange Act.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Securities Act Regulations” means the rules and regulations promulgated under the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE MKT (the “NYSE”) (“Exchange Rules”).
“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Securities that is included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430B Information and all 430C Information. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that a form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act.
(ii)    Compliance with Securities Act Requirements. (A) (1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time and (4) on each Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Securities Act Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) (1) on its date, (2) at the time of filing of the Final Prospectus pursuant to Rule 424(b) and (3) on each Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Securities Act Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information is only that described as such in Section 7(b) hereof.
(iii)    Shelf Registration Statement. The Registration Statement is effective under the Act and no stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  At the time the Registration Statement was filed with and declared effective by the Commission, the Company was eligible to register the Securities on Form S-3 promulgated under the Act, and as of the date hereof, remains eligible to use the Registration Statement pursuant to General Instruction I.B.1 of Form S-3. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Underwriters, will use its reasonable best efforts to cause such registration statement to be declared effective within 90 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new shelf registration statement.
(iv)    Ineligible Issuer Status. (A) At the time of filing of the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and (C) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(v)    General Disclosure Package. As of the Applicable Time, none of (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated November 11, 2013, including the base prospectus, dated July 19, 2013 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement, all considered together (collectively, the “General Disclosure Package”) and (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists of only the information described as such in Section 7(b) hereof.
(vi)    Incorporated Documents. The documents incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, when such incorporated documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, when such incorporated documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(vii)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. This section does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists of only the information described as such in Section 7(b) hereof.
(viii)    Organization; Execution, Delivery and Performance.
(1)    The Company and each subsidiary of which the Company owns, directly or indirectly, a controlling interest, if any (each a “Subsidiary” and collectively, the “Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted, except where the failure to be or to do so would not have a Material Adverse Effect. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is materially adverse to (A) the financial condition, business affairs, properties, results of operations or business prospects of the Company and its Subsidiaries considered as one enterprise, or (B) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement against the Company. As used in this Agreement, “business prospects” excludes any development resulting from any event, circumstance, development, change or effect (1) in general economic or business conditions, (2) in financial or securities markets generally, or (3) generally affecting the business or industry in which the Company operates.
(2)    The Company has no Subsidiaries other than those listed on Schedule C to this Agreement. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, (A) the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all liens, security interests, charges, pledges or similar encumbrances (“Liens”), and (B) all of the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive rights of first refusal and other similar rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital stock or other equity securities of its Subsidiaries.
(3)    The Company has the requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and the Company has the requisite power and authority to issue the Offered Securities in accordance with the terms hereof.
(4)    The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.
(5)    This Agreement has been duly executed and delivered by the Company by its authorized representatives, and such authorized representatives are true and official representatives with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly.
(6)    The Agreement constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(ix)	Conflicts.

(1)    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not:

(a)	conflict with or result in a violation of any provision of the charter of the Company (the “Charter”) or bylaws of the Company as in effect on the date hereof (the “Bylaws”);

(b)
violate or conflict with, or result in a breach of any provision of, or constitute a default and/or an event of default (or an event which with notice or lapse of time or both could become a default and/or an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, except for possible violations, conflicts, breaches, defaults or events of default as would not, individually or in the aggregate, have a Material Adverse Effect on the Company; or

(c)
result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(2)    The Company is not in violation of its Charter, Bylaws or other organizational documents. The Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default), under, and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults, events, terminations, amendments, accelerations or cancellations which would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Act, the Exchange Act, or any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or to issue and sell the Offered Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain prior to each Closing as pursuant to the preceding sentence will be obtained or effected on or prior to such time.

(x)	Capitalization.
(1)    The Offered Securities and all outstanding shares of capital stock of the Company have been duly authorized; the capitalization of the Company is as set forth under the caption “Capitalization” in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and the Final Prospectus and to the description of such Offered Securities contained therein.
(2)    Except as disclosed in the General Disclosure Package and the Final Prospectus:

(a)
there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company;

(b)	there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Act;

(c)
there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Offered Securities; and

(d)
no shares of capital stock and/or other securities of the Company are subject to preemptive rights, rights of first refusal and/or any other similar rights of the stockholders of the Company and/or any other person or entity (a “Person”) or any Lien imposed through the actions or failure to act of the Company.

(3)    The Securities have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; and the Company has not received any notification that the NYSE is contemplating terminating the listing of the Securities.
(xi)    SEC Information. The SEC Documents have been made available to the Underwriters via the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. As used herein, “SEC Documents” means all of the Company’s reports, schedules, financial statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act since December 31, 2012, including, without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2012, the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and the Company’s current reports on Form 8-K filed since December 31, 2012, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein which is “filed” information (but excluding all information contained therein that is deemed to be “furnished” information).
(xii)    Company Financial Statements.
(1)    As of their respective dates, the financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of the filing. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved except:

(a)	as may be otherwise indicated in such financial statements or the notes thereto; or

(b)	in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements.
The Company Financial Statements fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, if any, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(1)    Except as expressly set forth in the Company Financial Statements or in the Registration Statement, the General Disclosure Package and the Final

Prospectus, the Company has no material liabilities, contingent or otherwise, other than:

(a)	liabilities incurred in the ordinary course of business subsequent to June 30, 2013; and

(a)	obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements.
(1)    All information relating to or concerning the Company and its officers, directors, employees, customers or clients (including, without limitation, all information regarding the Company’s internal financial accounting controls and procedures) set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, when taken together as a whole, does not contain an untrue statement of material fact or omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.
(i)    Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company is in compliance with, and there has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply, in all material respects, with the Sarbanes-Oxley Act of 2002. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.
(ii)    Disclosure Controls. The Company and its Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
(i)    Intellectual Property. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to conduct the business now operated by them. None of the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
(ii)    Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus or where such failure to possess would not have a Material Adverse Effect, and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company has received no notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect or except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(iii)    Absence of Litigation. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self- regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or its businesses, properties or assets or its officers or directors in their capacity as such, that would reasonably be expected to result in a Material Adverse Effect.

(iv)    No Material Changes. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, since June 30, 2013, there has not been: (i) any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business; (ii) to the Company’s knowledge, any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or (iii) any incurrence of any material liability outside of the ordinary course of business.

(v)	Labor Matters.
(1)    The Company is not a party to or bound by any collective bargaining agreements. The Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
(2)    The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.
(vi)    Hazardous Materials. Except as described in the Registration Statement, General Disclosure Package and Final Prospectus, there has not been any (i) unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or its Subsidiaries or subject to mortgage loans owned by the Company or any of its Subsidiaries, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence in the case of clauses (i) and (ii) would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.  In connection with the properties owned by the Company and its Subsidiaries or subject to mortgage loans owned by the Company or any of its Subsidiaries, except as described in the Registration Statement, the General Disclosure Package and Final Prospectus, there has been no material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.
(vii)    Tax Returns. The Company has filed all federal, state and foreign income tax returns required to be filed by or on behalf of the Company on or before the due dates therefor (taking into account all extensions of time to file) and has paid or provided for the payment of all such taxes indicated by such tax returns and all assessments received by the Company to the extent that such taxes or assessments have become due. There are no taxes that have been assessed on the Company or any Subsidiary or are due by the Company or any Subsidiary that have not been paid, except for the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.
(viii)    Certain Transactions. Except as set forth in the Registration Statement, General Disclosure Package and Final Prospectus, there are no loans, leases, royalty agreements or other transactions between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any officer or director of the Company, any person owning five (5%) percent or more of the capital stock of the Company, any member of the immediate family of such officer, director or 5% or more stockholder, or any corporation or other entity controlled by such officer, director or 5% or more stockholder.
(ix)    Property Ownership. Except as set forth in the Registration Statement, General Disclosure Package and Final Prospectus or in the SEC Documents and except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, (i) the Company owns its property and assets free and clear of all Liens, except such Liens which arise in the ordinary course of business and do not impair its ownership or use of such property or assets, and (ii) with respect to the property and assets it leases, if any, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any Liens except as set forth under the terms of the lease.
(x)    Insurance. Each of the Company and its Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are customary in the business in which it is engaged, including directors’ and officers’ liability insurance. Neither the Company nor any Subsidiary has any reason to believe that it will not be able: (i) to renew its existing insurance coverage as and when such policies expire; or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.
(xi)    Illegal Payments. Neither the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(xii)    PATRIOT Act. To the best knowledge of the Company, neither the sale of the Offered Securities by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (A) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (B) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. To the best knowledge of the Company, the Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).
(xiii)    No Finders. Except for the compensation set forth in this Agreement and as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not obligated to pay, and has not obligated the Underwriters to pay, a finder’s or origination fee in connection with the sale of the Offered Securities, and hereby agrees to indemnify the Underwriters from any such claim made by any other person as more fully set forth in Section 7 hereof. The Company has not offered for sale or solicited offers to purchase the Offered Securities except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and for negotiations with the Underwriters. Except as set forth in General Disclosure Package and the Final Prospectus, no other person has any right to participate in any offer, sale or distribution of the Offered Securities, to which the Underwriters’ rights, described herein, shall apply.
(xiv)    REIT Qualifications. The Company made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with its taxable year ended December 31, 2011. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT. The Company’s current and proposed method of operation as described in the General Disclosure Package and the Final Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xv)	Manager; Management Agreement.
(1)    The Company currently is managed by Preferred Apartment Advisors, LLC, a Delaware limited liability company (the “Manager”), pursuant to the Third Amended and Restated Management Agreement dated as of May 13, 2011 (the “Management Agreement”), among the Company, Preferred Apartment Communities Operating Partnership, L.P. (the “Operating Partnership”) and the Manager.
(2)    The Manager is a limited liability company duly formed and validly existing under the laws of the State of Delaware.
(3)    The Management Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Manager and the Company and constitutes a valid and binding agreement of the Manager and the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors’ rights generally or by equitable principles relating to the availability of remedies or except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable securities laws).
(4)    The execution and delivery of the Management Agreement did not, and the performance thereunder by the Manager do not and will not conflict with, or result in a breach of any of the terms and provisions of, or constitute a default under: (i) the Manager’s or any of its subsidiaries’ charter or by-laws, or other organizational documents, as applicable; (ii) any indenture, mortgage, stockholders agreement, note, lease or other material agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries or any of their properties is bound except, for purposes of this clause (ii) only, for such conflicts, breaches or defaults that could not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the financial condition, business affairs, properties, results of operations or business prospects of the Manager, or (B) a Material Adverse Effect; or (iii) any statute, rule or regulation or order of any court or other governmental agency or body having jurisdiction over the Manager or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or order of any court or other governmental agency or body has been obtained nor is required for the performance of the Management Agreement by the Manager. The Manager is not in violation of its limited liability company agreement or other organizational documents, as applicable.
(5)    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Manager.
(6)    The Manager possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, other than those which the failure to possess or own would not reasonably be expected to have or result in, individually or in the aggregate, (A) a material adverse effect on the financial condition, business affairs, properties, results of operations or business prospects of the Manager, (B) a Material Adverse Effect, or (C) a material adverse effect on the performance of the services under the Management Agreement by the Manager, and to the knowledge of the Company, the Manager has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit.
(xvi)    Not an Investment Company. The Company is not, and after receipt of payment for the Offered Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xvii)    Listing. The Offered Securities have been approved for listing on the NYSE, subject to notice of issuance.
(xviii)    Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the heading “Description of Capital Stock” are true and correct in all material respects and the statements in the Company’s Annual Report on Form 10-K (incorporating by reference the Company’s 2013 proxy statement) incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Certain Relationships and Related Transactions,” as updated by the information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown. All of the Offered Securities conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus. Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.
(xix)    Forward-Looking Statements. The information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.
(xx)    Absence of Manipulation. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of any securities of the Company to facilitate the sale or resale of the Offered Securities. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Securities on the NYSE in accordance with Regulation M under the Exchange Act.
(xxi)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(xxii)    No Restriction on Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.
(xxiii)    Compliance with OFAC. None of the Company or any of its Subsidiaries or any trustee, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(xxiv)    Prior Sales of Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof other than pursuant to employee benefit, incentive and other compensation plans.
(xxv)    Independent Accountants. PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Final Prospectus are independent public accountants as required by the Act, the rules and regulations promulgated by the Commission and the Public Company Accounting Oversight Board.
(xxvi)    ERISA Matters. The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); to the Company’s knowledge, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(xxvii)     Investment Strategy. The Company’s investment strategy described in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

2.	Purchase, Sale and Delivery of Offered Securities.
On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.32375 per share, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A to this Agreement.
The Company will deliver the Firm Securities to or as instructed by the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account designated by the Company at a bank acceptable to the Underwriters drawn to the order of the Company at the Chicago office of Winston & Strawn LLP (“Winston”), at 11:00 A.M., New York time, on November 15, 2013, or at such other time not later than seven (7) full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the Offering.
In addition, upon written notice from the Underwriters given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities, less an amount per share equal to any dividends or distribution declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such number of Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name on Schedule A to this Agreement bears to the total number of Firm Securities (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company.
Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriters but shall be not later than three full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriters for the accounts of the several Underwriters in a form reasonably acceptable to the Underwriters against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account designated by the Company at a bank acceptable to the Underwriters drawn to the order of the Company at the above office of Winston.
Delivery of Offered Securities will be in book-entry form through the facilities of the Depository Trust Company.

3.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

4.	Certain Agreements of the Company.

(a)	The Company agrees with the several Underwriters that:
(i)    Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus), in a form reasonably approved by the Underwriters, with the Commission pursuant to, in accordance with and within the time periods specified in, Rule 424(b). The Company will advise the Underwriters promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Underwriters of such timely filing. The Company has complied and will comply with Rule 433 of the Securities Act Regulations.
(ii)    Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriters of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent (which shall not be unreasonably withheld, conditioned or delayed); and the Company will also advise the Underwriters promptly of (A) the filing of any such amendment or supplement, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s knowledge, the threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
(iii)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and any other dealers participating in the offering of Offered Securities upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Representative’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
(iv)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.
(v)    Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriters reasonably request. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Underwriters. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
(vi)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters reasonably request and will continue such qualifications in effect so long as required for the distribution.
(vii)    Reporting Requirements. During the period of two (2) years hereafter, the Company will furnish to the Underwriters and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriters (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Underwriters may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR system, it is not required to furnish such reports or statements described in the preceding two sentences to the Underwriters.
(viii)    Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and all the costs and expenses in connection with the offering of the Offered Securities (specifically including the fees and expenses of legal counsel to the Underwriters) and including but not limited to (A) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and the preparation and printing of blue sky surveys or legal investment surveys relating thereto, (B) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (C) all costs and expenses of legal counsel for the Underwriters incurred in connection with this Agreement and the offering of the Offered Securities, (D) costs and expenses relating to investor presentations, any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company, (E) the fees and expenses incident to listing the Offered Securities on the NYSE, (F) the fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (G) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and (H) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; provided, however, that all costs and expenses of the Underwriters (including fees and expenses of legal counsel to the Underwriters) for which payment or reimbursement by the Company is requested or required pursuant to this Agreement shall be presented to the Company in a detailed invoice and shall not, in the aggregate, exceed $75,000 (the “Expense Cap”).
(ix)    Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
(x)    Absence of Manipulation. The Company will not, and will cause each of its Subsidiaries and controlled affiliates not to, take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
(xi)    Company Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable, exercisable or redeemable for any of its Securities, including units of equity ownership in the Operating Partnership (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representative; provided, however, that the Lock-Up Period shall not apply to (1) the sale of Lock-Up Securities to the Underwriters, (2) the issuance by the Company of Securities upon the exercise of an option or a warrant or the conversion of a security outstanding on the First Closing Date, (3) with respect to the Company’s directors and officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Lock-Up Period, (4) the filing of one or more registration statements (including amendments and supplements thereto) registering the secondary sale of Securities or securities convertible into Securities by certain stockholders or unit holders of the Operating Partnership in compliance with its obligations under the registration rights agreements and arrangements existing prior to the date hereof, (5) the issuance of Securities or options to purchase Securities or units of equity ownership in the Operating Partnership, or the issuance of Securities or units of equity ownership in the Operating Partnership upon exercise of options, pursuant to any stock option, stock bonus or other stock compensation plan or arrangement described in the Final Prospectus, (6) the issuance of Securities, units of equity ownership in the Operating Partnership or options to purchase Securities or units of equity ownership in the Operating Partnership to the Company’s directors as compensation for their service as directors of the Company, (7) the issuance of Securities in exchange for units of equity ownership in the Operating Partnership, (8) the issuance of units of equity ownership in the Operating Partnership (which are redeemable or exchangeable for Securities) solely in conjunction with the investments in the ordinary course of the Company’s business as described in the Final Prospectus and (9) the filing of one or more registration statements (including amendments and supplements thereto) relating to the offer and sale by the Company of units consisting of the Company’s Series A Redeemable Preferred Stock and warrants to purchase Securities, and the offer, sale and issuance of the Company’s Series A Redeemable Preferred Stock, warrants to purchase Securities and Securities pursuant to such registration statement(s) (including any registration statement filed for such purpose prior to the date of this Agreement). The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that (subject to Section 4(a)(xi)((3)) if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the

Underwriters waive, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
(xii)    Qualification and Taxation as a REIT. The Company will use its reasonable best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

5.
Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6.
Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    Each of the representations and warranties of the Company qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
(b)    Accountants’ Comfort Letters. The Underwriters shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a “comfort letter” confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (except that, in any letter dated a Closing Date, the specified date referred to in this Section 6(b) hereto shall be a date no more than three (3) business days prior to such Closing Date).
(c)    Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act and Section 4(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.
(d)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or change involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that in the reasonable judgment of the Underwriters, is so material and adverse as it make it impractical or inadvisable to marked the Offered Securities; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any national securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(e)    Opinions and Negative Assurance Letter of Counsel for the Company. The Underwriters shall have received opinions and negative assurance letter, dated such Closing Date, of Proskauer Rose LLP, counsel for the Company, substantially in the forms attached hereto as Annex I and II and III, respectively.
(f)    Opinion of Maryland Counsel for Company. The Underwriters shall have received opinions, dated such Closing Date, of Venable LLP, Maryland counsel for the Company, substantially in the form attached hereto as Annex IV.
(g)    Opinion of Counsel for Underwriters. The Underwriters shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to opine upon such matters.

(h)    Company Officers’ Certificate. The Underwriters shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Executive Vice President, Chief Accounting Officer and Treasurer of the Company in which such officers shall state that: the condition set forth in Section 6(a) has been fulfilled; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as described in such certificate.
(i)    Company Secretary’s Certificate. The Underwriters shall have received a certificate, dated such Closing Date, of the Secretary of the Company certifying as to (i) the Charter, (ii) the Bylaws, (iii) the resolutions of the Board of Directors of the Company (or committee thereof) authorizing the filing of the Registration Statement, the execution and delivery of this Agreement and all other matters related thereto, (iv) the execution and delivery of this Agreement and (v) the officers of the Company signing documents in connection with the Agreement and the Offered Securities, and attaching a good standing certificate (or similar certificate if good standing certificates are not available in the applicable jurisdiction) of the Company and certain Subsidiaries as specifically enumerated on Schedule C to this Agreement.
(j)    Lock-up Agreements. On or prior to the date hereof, the Underwriters shall have received a lock-up letter in the form of Annex V hereto executed by each of the persons listed on Schedule D to this Agreement.
(k)    Listing. The Offered Securities shall have been approved for listing on the NYSE.
The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably requests. The Underwriters may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.	Indemnification and Contribution.
(a)Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter and its affiliates, officers, directors and employees and each person, if any, who controls such Underwriter within the meaning of the Act (each an “Underwriter Indemnitee”) against, and pay or reimburse each Underwriter Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and disbursements, including appeals) (collectively, “Losses”), without duplication, to which any Underwriter Indemnitee may become subject (i) under the

Securities Act or otherwise, in connection with the offer and sale of the Offered Securities, and (ii) as a result of the breach of any representation, warranty, agreement or covenant made by the Company herein, regardless whether such Losses shall result from any claim of any Underwriter Indemnitee or any third party; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of, is based upon, or results from (A) an untrue statement or alleged untrue statement of a material fact made in the Registration Statement, the General Disclosure Package or the Final Prospectus, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, it being understood and agreed that such information furnished by any Underwriter consists only of the information described as such in Section 7(b) below, (B) any violation by such Underwriter of the Securities Act or any state, foreign or other federal securities laws which does not result from a violation thereof by the Company or any of its affiliates, or (C) the fraud, willful misconduct or gross negligence of such Underwriter. Notwithstanding the foregoing, in no event shall the Company’s indemnification obligation under this Section 7(a) in respect of an untrue statement or alleged untrue statement of a material fact made in the Registration Statement, the General Disclosure Package or the Final Prospectus, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, exceed the net proceeds received by the Company hereunder.
(a)Indemnification of Company, Directors and Officers. Each Underwriter will severally indemnify and hold harmless the Company and its affiliates, officers, directors and employees and each person, if any, who controls the Company within the meaning of the Securities Act (a “Company Indemnitee”) against, and pay or reimburse each Company Indemnitee for, any and all Losses, without duplication, to which any Company Indemnitee may become subject (i) under the Securities Act or otherwise, in connection with the offer and sale of the Offered Securities, but only insofar as such Losses are based upon (A) an untrue statement or alleged untrue statement of a material fact made in the Registration Statement, the General Disclosure Package or the Final Prospectus, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made or omitted solely in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, it being understood and agreed that the only information furnished by any Underwriter consists of the information set forth on Schedule E, or (B) fraud, willful misconduct or gross negligence of such Underwriter, and (ii) as a result of the breach of any representation, warranty, agreement or covenant made by any Underwriter herein, regardless whether such Losses shall result from any claim of any Company Indemnitee or any third party; provided, however, that each Underwriter will not be liable in any such case to the extent that any such Loss of the Company results from the fraud, willful misconduct or gross negligence of the Company. Notwithstanding the foregoing, in no event shall any Underwriter’s indemnification obligation under this Section 7(b) in respect of an untrue statement or alleged untrue statement of a material fact made in the Registration Statement, the General Disclosure Package or the Final Prospectus,

or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, exceed the fees paid to it hereunder.
(b)Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. The indemnifying party shall not consent to the terms of any compromise or settlement of any claim or Action defended by it in accordance with the foregoing without the prior written consent of the indemnified party unless such compromise or settlement (i) includes an unconditional release of the indemnified party from all liability arising out of such claim or Action, and (ii) does not include a statement as to or an admission of fault or culpability by or on behalf of such indemnified party. The indemnifying party shall not be required to indemnify any indemnified party for any amount paid or payable by it in the settlement of any claim or Action without the prior written consent of the indemnifying.
(c)Contribution. To provide for just and equitable contribution, if an indemnified party makes a claim for indemnification pursuant to Section 7 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Underwriter on the other in connection with the statements or omissions which resulted in the relevant Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Offered Securities (before deducting expenses) received by the Company bear to the total commissions and fees actually received by each Underwriter. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by an Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Underwriter agree that it would be unjust and inequitable if the respective obligations of the Company and each Underwriter for contribution were determined by pro rata allocation of the aggregate Losses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 7(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls an Underwriter within the meaning of the Act will have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7(d). Anything in this Section 7(d) to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or Action effected without its written consent. This Section 7(d) is intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

8.
Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default. If other Underwriters are obligated or agree to purchase the Offered Securities of a defaulting or withdrawing Underwriter, the Company may postpone the Closing Date therefor for up to seven (7) business days in order to effect any changes that, in the opinion of counsel for the Company, may be necessary in the Registration Statement, the General Disclosure Package, the Final Prospectus or in any other document or arrangement.

9.
Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof or as a result of a breach of this Agreement by the Underwriters, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the obligations of the Company, on the one hand, and the Underwriters, on the other hand, pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

10.
Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representative, c/o Wunderlich Securities, Inc., 2200 Clarendon Boulevard, Arlington, VA 22201, Attention: N. David Doyle (fax no: (212-430-3501), with a copy to Winston & Strawn LLP, 35 West Wacker, Chicago, IL 60601, Attention: Wayne D. Boberg (fax no: (312) 558-5700); or, if sent to the Company, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Preferred Apartment Communities, Inc., 3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339 Attention: Jeffrey R. Sprain (fax no: 770-818-4108), with a copy to Proskauer Rose LLP, Eleven Times Square, New York, New York 10036-8299, Attention: James P. Gerkis (fax no: 212-969-2900); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or sent by facsimile transmission and confirmed to such Underwriter.

11.
Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.
Counterparts. This Agreement may be executed with counterpart signature pages or in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any Underwriter has advised or is advising the Company on other matters;
(b)    Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)    Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
(d)    Waiver. The Company waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

14.
Right of First Refusal. The Company acknowledges and agrees that the right of first refusal set forth in Section 6(i) of that certain Placement Agency Agreement, dated as of January 11, 2013, by and between the Company and Wunderlich, Compass Point Research & Trading, LLC and National Securities Corporation shall remain in full force and effect in accordance with its terms following the entry into this Agreement and the consummation of the transactions contemplated thereby.

15.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principals of conflicts of law thereof.

16.
Jurisdiction. The parties hereto hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.
Integration. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes and replaces all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.
[Signature Page Follows]

Very truly yours,
PREFERRED APARTMENT COMMUNITIES, INC.
By: /s/ Leonard A. Silverstein
Name: Leonard A. Silverstein
Title: President and Chief Operating Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
WUNDERLICH SECURITIES, INC.
By: /s/ Martin Gaia
Name: Martin Gaia
Title: Managing Director

For itself and as Representative of the other Underwriters name on Schedule A hereto

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Wunderlich Securities, Inc.	1,935,485
Oppenheimer & Co. Inc.	774,193
Compass Point Research & Trading, LLC	774,193
National Securities Corporation	387,097
Total	3,870,968

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes each of the following documents:
None.

2.	Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
The information included in the Company’s press release, dated November 12, 2013.

SCHEDULE C

Subsidiaries
13th Street Lending, LLC
Ashford Park, LLC*
Aster Lely Mezzanine Lending, LLC
City Vista Mezzanine Lending, LLC
City Park Mezzanine Lending, LLC
Charles Hight Square Mezzanine Lending, LLC
Haven West Mezzanine Lending, LLC
Iris Crosstown Mezzanine Lending, LLC
Lake Cameron, LLC*
New Town Mezzanine Lending, LLC
Newport Overton Mezzanine Lending, LLC
PAC Summit Crossing, LLC*
PACOP Special Member, Inc.
Preferred Apartment Communities Operating Partnership, L.P. *
Starkville Mezzanine Lending, LLC
Stone Rise Apartments, LLC*
Summit Crossing Mezzanine Lending LLC
Trail Creek Apartments, LLC*
Trail Creek Mezzanine Lending, LLC
WAM McNeil Ranch, LLC*

* Good standing certificate to be provided for this Subsidiary.

SCHEDULE D
Lock-up Signatories

John A. Williams
Leonard A. Silverstein
William F. Leseman
Michael J. Cronin
Daniel M. DuPree
Timothy A. Peterson
Steve Bartkowski
Gary B. Coursey
Howard A. McLure

2

SCHEDULE E
Information from the Underwriters

The seventh and eleventh paragraphs of the “Underwriting” section of each of the General Disclosure Package and the Final Prospectus.

ANNEX I
Form of Opinion of Proskauer Rose LLP

[On File with Company]

ANNEX II
Form of Negative Assurance Letter of Proskauer Rose LLP

[On File with Company]

ANNEX III
Form of Tax Opinion of Proskauer Rose LLP

[On File with Company]

Annex IV
Form of Opinion of Venable LLP

[On File with Company]

ANNEX V
Form of Lock-up Agreement

[On File with Company]